AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, effective as of July 3, 2017 by and between Winton Capital US LLC (the "Adviser") and Winton Diversified Opportunities Fund (the "Fund") (the "Agreement").

WHEREAS, the Fund is a Delaware statutory Trust organized under an Agreement and Declaration of Trust, dated March 3, 2015 (the "Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company;

WHEREAS, the Fund and the Adviser have entered into an Investment Advisory Agreement dated September 11, 2015 (the "Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to the Fund for compensation based on the value of the average daily net assets of the Fund;

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level at or below the level to which the Fund would normally be subject in order to maintain the Fund's expense ratio at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified in Schedule A hereto;

WHEREAS, the Fund and the Adviser initially entered into this Agreement effective September 11, 2015;

WHEREAS, the Fund and the Adviser have determined to amend and restate this Agreement in order to exclude distribution and service fees paid from the assets of any new class of shares of the Fund pursuant to the Fund's Distribution and Service Plan from the types of Fund Operating Expenses (as defined below) for which the Adviser shall be responsible pursuant to the terms of this Agreement; and

WHEREAS, the Fund and the Adviser have determined to amend and restate the Schedule A hereto in order to provide for a new Initial Term End Date ( as defined below).

NOW THEREFORE, the parties hereto agree as follows:

1.   EXPENSE LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses of every character incurred by the Fund in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding any interest, taxes, brokerage commissions, distribution and service fees, dividend and interest expenses on securities sold short, acquired fund fees and expenses, incentive fees, and other non-routine expenses not incurred in the ordinary course of the Fund's business) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

1.2. MAXIMUM ANNUAL OPERATING EXPENSE LIMIT. The Maximum Annual Operating Expense Limit with respect to the Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the Fund. The Maximum Annual Operating Expense Limit for the Fund contemplates that certain expenses for the Fund may be paid through the use of all or a portion of brokerage commissions (or markups or markdowns) generated by the Fund.

1.3. METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Fund Operating Expenses for the Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses for any month of the Fund exceed the Maximum Annual Operating Expense Limit of the Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment advisory fee for any such month is insufficient to pay the Excess Amount, the Adviser may also remit to the Fund an amount that, together with the waived or reduced investment advisory fee, is sufficient to pay such Excess Amount.

1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year (or the termination of this Agreement if sooner), an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced and other payments remitted by the Adviser to the Fund with respect to the previous fiscal year shall equal the Excess Amount for such fiscal year.

2.   TERM AND TERMINATION OF AGREEMENT.

This Agreement shall continue in effect with respect to the Fund until the date indicated on Schedule A ("Initial Term End Date") and shall thereafter continue in effect from year to year for successive one-year periods, provided that this Agreement may be terminated, without payment of any penalty, with respect to the
Fund:

(i) by the Fund, for any reason and at any time;

(ii) by the Adviser, for any reason, upon ninety (90) days' prior written notice to the Fund at its principal place of business, such termination to be effective as of the close of business on Initial Term End Date or as of the close of business on the last day of the then-current one-year period; or at such earlier time provided that such termination is approved by majority vote of the Trustees and the Independent Trustees voting separately; and

(iii) by either party effective upon the effective date of the termination of the Advisory Agreement for any reason.

3.   MISCELLANEOUS.

3.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Fund's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Fund.

3.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

3.4. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

3.5. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to the conflicts of law principles thereof, and the parties consent to the jurisdiction of courts, both state or federal, in Delaware, with respect to any dispute under this Agreement.

3.6. AMENDMENT. This Agreement may not be amended except pursuant to a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

3.7. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

3.8. ENTIRE AGREEMENT. This Agreement, including any schedules hereto (each of which is incorporated herein and made a part hereof by these references), represents the entire agreement and understanding of the parties hereto, and shall supersede any prior agreements.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

WINTON DIVERSIFIED OPPORTUNITIES FUND

/s/ Michael Beattie
-------------------
Name: Michael Beattie
Title: President


WINTON CAPITAL US LLC

/s/ Brigid Rentoul
------------------
Name: Brigid Rentoul
Title: Director of Winton Group Limited,
       Sole member of Winton Capital US LLC

                              AMENDED AND RESTATED
                                   SCHEDULE A
                               DATED JULY 3, 2017
                                     TO THE
               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT
                               DATED JULY 3, 2017


                     MAXIMUM ANNUAL OPERATING EXPENSE LIMIT

------------------------------------------------------------------------------------------------------------------------------------
            NAME OF FUND                   CLASS OF SHARES      MAXIMUM ANNUAL OPERATING EXPENSE LIMIT      INITIAL TERM END DATE
------------------------------------------------------------------------------------------------------------------------------------
Winton Diversified Opportunities Fund         Class I                         1.61%                              July 2, 2018
------------------------------------------------------------------------------------------------------------------------------------
Winton Diversified Opportunities Fund         Class A                         1.61%                              July 2, 2018
------------------------------------------------------------------------------------------------------------------------------------